EMS CUSTOMER SUPPORT
                              12000 West Park Place
                            Milwaukee, WI 53224-53026


                         EXTENDED HOUR SUPPORT AGREEMENT


Att: Marvin Miller
Keller Manufacturing
701 North Water Street
Corydon, IN 47112
Fax (812) 738-7382


Extended Hour Support Plan

Plan coverage is from 5:00 am to 7:00 am CST Monday - Friday. This excludes EMS Holidays. This agreement is for Support services outside of the Standard Customer Telephone Support Plan hours of business (7 AM to 6 PM Central Standard Time Monday through Friday).

Coverage is limited to issues normally covered under the Standard Customer Support Plan.

Annual fee of $1500.00 plus each call will be billed at a time and a half, Support rate of $225.00. There is 1 hour minimum charge per call, per issue, with additional time being charged on the quarter hour.





Please sign below to approve Extended Hour Support Agreement.


X___________________________________        Customer PO# __________________

After receipt of signed authorization you will receive a call from EMS Customer Support to confirm after hour support and the pager phone number enabling you to reach a Support Analyst to handle your extended hour requests.